UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2007

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 8, 2007, United America Indemnity, Ltd. (the "Company") announced that William F. Schmidt, President and CEO of United America Insurance Group, Jonathan J. Ritz, Sr. V.P. - COO of United America Insurance Group, and Gerould J. Goetz, Sr. V.P. – Claims of United America Insurance Group, each resigned from their respective positions. United America Insurance Group is comprised of the U.S. Insurance Operations of the Company.

On February 12, 2007, the Company filed a lawsuit in state court in Montgomery County, Pennsylvania to enforce non-competition, non-solicitation, confidentiality and certain other restrictive covenants in the employment agreements signed by the former executives. The Company sought and the court issued a stipulated temporary restraining order that requires the former executives to comply with the non-competition, non-solicitation, confidentiality and other restrictive covenants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

February 13, 2007	By:	Garland P. Pezzuolo

Name: Garland P. Pezzuolo
Title: General Counsel